Exhibit C


                            The Catalyst Group, Inc.

                      Organization as of December 31, 2000

                                       State of        Location of
Name                                   Incorporation   Business         Nature of Business
----                                   -------------   -----------      ------------------

Ronald W. Cantwell                     N/A             N/A              100% ownership of The Catalyst Group, Inc.
  (Individual)

The Catalyst Group, Inc.               Louisiana       Edison, NJ       100% ownership of Catalyst Vidalia Acquisition Corporation.

Catalyst Vidalia Acquisition           Louisiana       Edison, NJ       100% ownership of Catalyst  Vidalia Holding  Corporation and
  Corporation                                                           the ("CVAC") sole member of Century Power, LLC.

Century Power, LLC                     Louisiana       Edison, NJ       Owns 100% of the CVHC Participating Preferred Stock


Catalyst Vidalia Holding               Louisiana       Edison, NJ       100% ownership of Catalyst Vidalia  Corporation and the sole
  Corporation ("CVHC")                                                  member of Vidalia Holding, LLC.

Vidalia Holding, LLC                   A Louisiana     Edison, NJ       Limited Partner of Catalyst Old River Hydroelectric  Limited
                                       Limited                          Partnership with a 25% undivided interest.
                                       Liability
                                       Company

Catalyst Vidalia Corporation           Louisiana       Edison, NJ       General Partner of Catalyst Old River Hydroelectric  Limited
                                                                        Partnership  with 50% undivided  interest in and 100% voting interest in such partnership.

Catalyst Old River Hydroelectric       A Louisiana     Vidalia, LA      Lessee of a 192 megawatt hydroelectric facility in Concordia
   Limited Partnership                 Limited                          Parish, Louisiana.
                                       Partnership

Catalyst Construction Corporation      Delaware        --               Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction           Delaware        --               Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation   Delaware        --               Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines           Connecticut     --               Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation    Delaware        --               Inactive, owned 100% by CVAC


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